UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported):  December 30, 2011

INX Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-31949 Commission file number	76-0515249 (I.R.S. Employer Identification No.)

1955 Lakeway Drive
Lewisville, Texas 75057
(Address of Registrant’s principal executive offices)

(469) 549-3800
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On December 30, 2011, INX Inc. (the “Company”) completed its previously announced merger (the “Merger”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 1, 2011, by and among the Company, Presidio, Inc. (“Parent”) and Indigo Merger Sub, Inc. a direct wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 30, 2011, the Merger was consummated and, in accordance with the Merger Agreement, each share of common stock of the Company issued and outstanding as of December 30, 2011 (other than (i) treasury stock owned by the Company, (ii) stock owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent  or Merger Sub and (iii) stock owned by stockholders who have perfected and not otherwise waived, withdrawn or lost their rights to appraisal under Delaware law), was automatically cancelled and converted into the right to receive $8.75 in cash, without interest and less any applicable withholding taxes.

Upon the closing of the Merger, the Company became a wholly-owned subsidiary of Parent, and the Company’s common stock, which traded under the symbol “INXI,” is being delisted from The NASDAQ Stock Market LLC (Nasdaq Global Market) (the “Nasdaq”).

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which has been filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 1, 2011 and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Merger, the Company notified Nasdaq on December 30, 2011, of the consummation of the Merger pursuant to which each share of common stock of the Company (except as otherwise provided in the Merger Agreement and described above under Item 2.01) was cancelled and converted into the right to receive $8.75 in cash, without interest and less any applicable withholding taxes. The Company requested that Nasdaq file with the SEC an application on Form 25 to deregister the common shares under Section 12(b) of the Exchange Act and report that the Company’s common stock is no longer listed on Nasdaq.

Item 3.03 Material Modification to the Rights of Security Holders.

The disclosures contained in Item 2.01 and Item 5.03 of this Report are incorporated herein by reference.

Item 5.01 Change in Control of Registrant.

Pursuant to the terms of the Merger Agreement, the Merger was completed on December 30, 2011, upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware, at which time Merger Sub merged with and into the Company. As a result of the Merger, the Company became a wholly-owned subsidiary of Parent. The disclosure under Item 2.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, all of the members of the Company’s board of directors resigned as of the effective time of the Merger.  Following such resignations, Messrs. Kevin Penn, Aaron Tolson, Paul Rossetti and Benjamin Patz were elected to the board of directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time of the Merger and pursuant to the Merger Agreement, the certificate of incorporation and bylaws of the Company were amended and restated to be in the form of the certificate of incorporation and bylaws exhibited in the Merger Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated November 1, 2011, by and among INX Inc., Presidio, Inc. and Indigo Merger Sub, Inc. (filed as Exhibit 2.1 to Form 8-K filed with the SEC on November 1, 2011, and incorporated herein by reference).

3.1	Amended and Restated Certificate of Incorporation of the Company.
3.2	Amended and Restated Bylaws of the Company.
99.1	Press Release, dated December 30, 2011.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2011	INX Inc.
By: /s/ James H. Long James H. Long Executive Chairman

3

EXHIBIT INDEX

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated November 1, 2011, by and among INX Inc., Presidio, Inc. and Indigo Merger Sub, Inc. (filed as Exhibit 2.1 to Form 8-K filed with the SEC on November 1, 2011, and incorporated herein by reference).

3.1	Amended and Restated Certificate of Incorporation of the Company.
3.2	Amended and Restated Bylaws of the Company.
99.1	Press Release, dated December 30, 2011.